AMENDMENT NO. 7

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of July 1, 2016, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM International Mutual Funds (Invesco International Mutual Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to change the name of Invesco Global Sustainable Equity Fund to Invesco Global Responsibility Equity Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco Global Growth Fund

Invesco Global Opportunities Fund

Invesco Global Small & Mid Cap Growth Fund

Invesco Global Responsibility Equity Fund

Invesco International Companies Fund

Invesco International Core Equity Fund

Invesco International Growth Fund

Invesco Select Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	Executive Vice President & Chief Financial Officer

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	Chief Financial Officer, Funds & Senior Vice President Fund Administration

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser

By:	/s/ Michael Fraikin
Name:	Michael Fraikin
Title:	Director

By:	Bernhard Langer
Name:	Bernhard Langer
Title:	Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ A J Proudfoot
Name:	A J Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong
Name:	Anna Tong
Title:	Director

By:	/s/ Fanny Lee
Name:	Fanny Lee
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel